Exhibit 99

Empire Petroleum Provides Business Update and Announces First Quarter 2022 Financial Results

Revenue from Oil and Gas Sales at $13.04 million and Net Income $3.6 million

Recent Acquisitions Add Immediate Accretive Cash Flow & Increased Scale with Minimal Incremental Overhead

TULSA, OK / May 17, 2022 / Empire Petroleum (NYSE American: EP) ("Empire" or the "Company"), an oil and gas company with current producing assets in Texas, Louisiana, North Dakota, Montana and New Mexico, today announced the Company’s financial results for the first quarter of 2022, ended March 31, 2022.

Recent Highlights

First Quarter 2022 Financial Results

•	Revenue from oil, natural gas, and natural gas liquids sales was $13.1 million for the first quarter compared to $2.4 million in the 2021 comparable period.
•	Net income for the quarter was $3.623 million compared to a net loss of $997,180 for the first quarter of 2021. This growth is due to the Company’s transformative acquisition of the New Mexico assets in May 2021, successful execution of the Company’s mission to enhance the production of its existing wells, new production from four non-operated wells in North Dakota, and a favorable pricing environment.

First Quarter 2022 Production Accomplishments

•	Despite historically adverse weather conditions during Q1 in North Dakota, Montana, and New Mexico, Empire exceeded its internal production forecasts due to previous work performed on leases that led to increased volumes, even with fewer production days due to weather.
•	Average oil prices received for first quarter production realized $91.25/barrel compared to $51.56/barrel in the first quarter of 2021 and $74.66/barrel in the fourth quarter of 2021
•	Subsequent to quarter end, the Company completed the acquisition of:
o	Operated and non-operated oil and natural gas assets in the Landa Madison and Landa West Madison Units in Bottineau County, North Dakota
o	Operated and non-operated oil and natural gas assets in the Birdbear Area in Golden Valley and Billings County, North Dakota
o	Additional working interests in existing areas of operation in North Dakota, Montana and New Mexico.
o	These assets are expected to provide immediate accretive cash flow and increased scale with minimal incremental overhead.

Appointment of New Board Member

•	On April 30, 2022, Vice Admiral Andrew Lewis was appointed to the Company’s Board of Directors. He will serve on the Board’s Audit Committee.
•	Vice Admiral Lewis has had an illustrious 36-year military career in the United States Navy, serving as the Deputy Chief of Naval Operations for Operations, Plans and Strategy, vice director for Operations, and director of Fleet Training at Fleet Forces Command. Following his retirement in 2021, Lewis joined Business Executives for National Security as Senior Vice President of Policy and Projects.
•	“Empire Petroleum has built a strong foundation and platform for growth, I look forward to helping the Company achieve its goals,” said Vice Admiral Lewis.

Management Comments

Tommy Pritchard, Chief Executive Officer of Empire, commented, “Empire had a great first quarter, highlighted by our uplisting to the NYSE American, which caps off Empire’s transformation into a diversified, low-leverage, free cash flow conventional oil and gas operator. With prices high and production growing from acquisitions and our return-to-production well strategy, the outlook for the year is strong as we remain focused on organic growth while securing additional incremental long-life and low-decline reserves that generate strong cash flow.”

“We reported total revenue of over $13.0 million in the first quarter, 400% higher than last year, and driven by a nearly 300% increase in production. Net income reached $3.6 million, an increase of over 400% from the same period last year. Our most recent acquisitions are a good example of our strategy that is expected to provide immediate accretive cash flow and increased scale with minimal incremental overhead,” continued Mr. Pritchard.

Mike Morrisett, President of Empire, added, “We believe that our low total debt balance collateralized only by our North Dakota, Montana and Louisiana assets, combined with the $5.4 million of cash on our balance sheet and the cash flow that the Company is generating, puts us in a strong position to support organic growth and additional bolt-on acquisitions that meet our strict criteria. For the moment, we remain unhedged on the majority of our production, which is represented by our debt free assets in New Mexico.”

For Empire’s complete financial results for the three-month period ended March 31, 2022, see the Company’s Quarterly Form 10-Q filed with the Securities and Exchange Commission on May 16, 2022.

About Empire Petroleum

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in Texas, Louisiana, North Dakota, Montana and New Mexico. Management is focused on targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetrocorp.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company.

Contact Information

Empire:

Tommy Pritchard, CEO

Mike Morrisett, President

539-444-8002

Investor Relations:

Stephanie Prince

PCG Advisory

Ph: (646) 863-6341

-Tables Follow -

Income Statement

	Three Months Ended March 31,
	2022	2021
Revenue:
Oil Sales	$10,416,422	$2,058,479
Gas Sales	985,423	376,549
Natural Gas Liquids Sales	1,732,518	—
Other	24,043	21,430
Net Realized and Unrealized Loss on Derivatives	(112,321)	(357,915)
Total Revenue	13,046,085	2,098,543

Costs and Expenses:
Operating	5,190,946	1,418,010
Taxes - Production	901,238	169,832
Depletion, Depreciation & Amortization	434,446	180,540
Accretion of Asset Retirement Obligation	330,000	284,465
General and Administrative	2,455,380	906,048

Total Cost and Expenses	9,312,010	2,958,895

Operating Income (Loss)	3,734,075	(860,352)

Other Income and (Expense):
Interest Expense	(110,648)	(136,828)

Net Income (Loss)	$3,623,427	$(997,180)

Net Income (Loss) per Common Share:	$0.18	$(0.13)
Basic	$0.15	$(0.13)
Dilued

Weighted Average Number of Common Shares Outstanding,
Basic	19,866,687	7,954,771
Diluted	24,018,453	7,954,771

Balance Sheet

	March 31,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash	$5,353,609	$3,611,871
Accounts Receivable	8,491,371	7,733,905
Unrealized Gain on Derivative Instruments	77,907	55,242
Inventory - Oil in Tanks	975,678	1,037,880
Prepaids	542,112	679,122
Total Current Assets	15,440,677	13,118,020

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	47,338,977	46,914,326
Less: Accumulated Depreciation, Depletion and Impairment	(17,926,748)	(17,525,918)
	29,412,229	29,388,408
Other Property and Equipment, Net	1,224,319	1,288,611
Total Property and Equipment, Net	30,636,548	30,677,019

Unrealized Gain on Derivative Instruments - Long Term	142,292	194,018
Sinking Fund	5,290,000	4,810,000
Utility and Other Deposits	1,309,281	1,290,594

Total Assets	$52,818,798	$50,089,651

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$2,675,098	$4,329,535
Accrued Expenses	6,284,655	5,844,184
Current Portion of Lease Liability	181,029	180,105
Current Portion of Long-Term Notes Payable	1,553,369	1,700,663
Total Current Liabilities	10,694,151	12,054,487

Long-Term Notes Payable	6,620,130	6,914,101
Long Term Lease Liability	602,554	646,311
Asset Retirement Obligations	20,970,599	20,640,599
Total Liabilities	38,887,434	40,255,498

Stockholders' Equity:
Series A Preferred Stock - $.001 Par Value, 10,000,000 Shares Authorized,
6 and 0 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $.001 Par Value 190,000,000 Shares Authorized,
19,889,398 and 19,840,648 Shares Issued and Outstanding, Respectively	79,557	79,362
Additional Paid-in Capital	69,461,723	68,988,134
Accumulated Deficit	(55,609,916)	(59,233,343)
Total Stockholders' Equity	13,931,364	9,834,153

Total Liabilities and Stockholders' Equity	$52,818,798	$50,089,651